Exhibit 10.5
STATEMENT OF INTENDED ABSTRACTION
THE UNDERSIGNED:
the private company with limited liability Constar International Holland (Plastics) B.V. (Company number 09046375), with its registered office at Didam and its principal place of business in (6902 PA) Zevenaar, the Netherlands at Hengelder 42, hereinafter referred to as “the Client”;
WHEREAS:
(a)
that the Client has been or will be granted loans by the private company with limited liability ING Commercial Finance B.V. (Company number 30201094), incorporated and existing under the laws of the Netherlands, with statutory seat in Amsterdam, the Netherlands, and principal place of business in (3981 AZ) Bunnik, the Netherlands, at Runnenburg 30, hereinafter referred to as “ING ComFin;

(b)
that ING ComFin has imposed as a specific condition for this financing that if the Client receives an instruction from her shareholder Constar Foreign Holdings Inc. (Company number 1887826) with its principal place of business at N. Market Street 919 Suite 406, 19801 Wilmington Delaware, United States of America, hereinafter referred to as “the Shareholder”, to make payment(s) of dividend or other distributions on shares, and/or the abstraction of funds in whatever form, Client is bound to (i) inform ING ComFin at once of this request, and to (ii) provide ING ComFin at once with a copy of its (most recent and up to date) internal financial statements as per the previous month, in order for ING ComFin to determine at it’s sole discretion if these (intended) payments will give reason for ING ComFin to terminate the FSA.

(c)	that the Client wishes to accept this condition,
HAS STATED AS FOLLOWS:
1.
that at the moment Client receives an instruction of the Shareholder to make payment(s) of dividend or other distributions on shares, and/or the abstraction of funds in whatever form, Client is bound to (i) inform ING ComFin at once of this request in writing and of the amount that the Shareholder instructs Client to pay, and to (ii) provide ING ComFin at once with a copy of their most recent and up to date financial statements as per the previous month, in order for ING ComFin to determine at it’s sole discretion if these (intended) payments will give reason for ING ComFin to terminate the FSA.

2.	This statement shall lapse as soon as ING ComFin no longer has any amounts owed to it by the Client, regardless of the origin of such amounts.
3.
This statement will be executed in the English language. However, in the event an interpretation of words and phrases is necessary, the Dutch text of such words and phrases will be binding. The parties and ING ComFin explicitly agree upon applicability of Dutch law to this agreement.

Thus agreed and drawn up at Bunnik on 14-4-2010
CONSTAR INTERNATIONAL HOLLAND (PLASTICS) B.V.
It’s managing director
A. Bloemendal
/s/ A. Bloemendal
FOR ACCEPTANCE;
ING COMMERCIAL FINANCE B.V.
/s/ Mark Putter and /s/ Sandy Brouwer

Statement of intended abstraction/version 1/2010	Initials: